UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 12, 2017

CORE MOLDING TECHNOLOGIES, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-12505	31-1481870
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Manor Park Drive, Columbus, Ohio		43228-0183
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-870-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 12, 2017, the Board of Directors of Core Molding Technologies, Inc. approved a technical amendment to the Core Molding Technologies, Inc. 2006 Long-Term Incentive Plan (as amended and restated from time to time the "Plan") to reflect new guidance issued by the Financial Accounting Standards Board under it Accounting Standards Update 2016-09 on Topic 718, which, among other things, now allows companies to withhold shares upon settlement of equity awards for tax purposes using rates up to the maximum statutory withholding requirements without triggering variable accounting. Prior guidance permitted withholding only up to the minimum tax rates to avoid variable accounting. In accordance with such change in accounting guidance, Section 17.2 of the Plan has been revised to remove the minimum withholding limitation and permit withholding up to the maximum statutory requirements.

The above description of the Plan is a summary only and is qualified in its entirety by reference to the Plan, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Core Molding Technologies, Inc. 2006 Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE MOLDING TECHNOLOGIES, INC.
May 15, 2017	By:	/s/ John P. Zimmer

Name: John P. Zimmer
Title: Vice President, Secretary, Treasurer and Chief Financial Officer